Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on June 18, 2014

				Broker
Election of Nine Directors		Votes For	Votes Withheld	Non-votes
Lisa Angelot		2,243,498	17,833	847,558
Thomas C. McGraw		2,232,652	28,679	847,558
Thomas G. Atwood, D.D.S.		2,140,378	120,953	847,558
Ronald R. Barels, D.D.S.		2,239,304	22,027	847,558
Merrie Turner Lightner		2,119,108	142,223	847,558
Michael Pacelli		2,237,262	24,069	847,558
Edward J. Watson		2,138,848	122,483	847,558
Jim D. Black		2,130,044	131,287	847,558
Anthony J. Clifford		2,111,809	149,522	847,558

Ratify Appointment of Moss Adams LLP as				Broker
independent auditors for 2013 (approved)	Votes For	Against	Abstain	Non-votes
	3,096,585	10,318	1,986	0